Exhibit 10.8

FORBEARANCE AND LOAN MODIFICATION AGREEMENT

This Forbearance Agreement and Loan Modification Agreement (this “Agreement”), dated October 1, 2025 (“Execution Date”) but effective as of October 3, 2025 (the “Effective Date”), is entered into by and among ARPS DAIRY, INC. an Ohio corporation (the “Borrower”), LAMBERTUS M. VANDERMADE, TINA R. VANDERMADE, DAVID A. REISER, BRANT C. DARNELL (collectively, the “Guarantors”) and WESBANCO BANK, INC., successor-in-interest to Premier Bank (“the “Lender”).

BACKGROUND

A. Lender made various loans, extensions of credit, and other financial accommodations available to the Borrower pursuant to, inter alia:

1.	That certain (i) Term Note bearing number 53884, dated March 31, 2023, in the original principal amount of $3,120,000.00 executed by Borrower in favor of Lender (as amended, restated, supplemented or modified from time to time, the “Construction Term Note”), (ii) Construction Loan Agreement dated as of March 31, 2023 between the Borrower and Lender, (as further amended, restated, supplemented or modified from time to time, the “Construction Loan Agreement”), (iii) Open-End Construction Mortgage dated as of March 31, 2023 executed by the Borrower in favor of the Lender (as amended, restated, supplemented or modified from time to time, the “Mortgage”), (iv) Guaranty of Completion and Performance dated as of March 31, 2023; and (v) the other documents executed in connection with the foregoing (collectively, the “Construction Loan Documents” for the “Construction Loan”) all given in connection with the construction of a 44,000 square foot facility at 136 Fox Run Drive, Defiance, Ohio (“Construction Project”);

2.	That certain (i) Term Note bearing number 53834, dated March 31, 2023, in the original principal amount of $1,788,000.00 executed by Borrower in favor of Lender (as amended, restated, supplemented or modified from time to time, the “Line of Credit Term Note”), (ii) Business Loan Agreement dated as of March 31, 2023 between the Borrower and Lender, (as further amended, restated, supplemented or modified from time to time, the “Line of Credit Business Loan Agreement”), (iii) Commercial Security Agreements dated as of March 31, 2023, August 4, 2023, and March 4, 2024, executed by the Borrower in favor of the Lender (as amended, restated, supplemented or modified form time to time, collectively the “Line of Credit Commercial Security Agreements”), and (iv) the other documents executed in connection with the foregoing (collectively, the “Line of Credit Loan Documents” for the “Line of Credit”);

3.	That certain (i) Demand Note bearing number 53830, dated March 31, 2023, in the original principal amount of $1,200,000.00 executed by Borrower in favor of Lender (as amended, restated, supplemented or modified from time to time, the “Equipment Demand Note”), (ii) Commercial Security Agreement dated as of March 31, 2023 executed by the Borrower in favor of the Lender (as amended, restated, supplemented or modified form time to time, collectively the “Equipment Security Agreements”), and (iii) the other documents executed in connection with the foregoing (collectively, the “Equipment Loan Documents” for the “Equipment Loan” and together with the Construction Loan Documents and the Line of Credit Loan Documents, the “Arps Loan Documents”).

B. In connection with Lender’s extensions of credit to Borrower as reflected in the Arps Loan Documents and to induce Lender to extend credit, Guarantors each executed certain unconditional guaranties of payment in favor of Lender, to wit:

1.	Commercial Guaranties dated March 31, 2023 of the obligations represented by the Construction Term Note (the “Construction Guaranties”);

2.	Commercial Guaranties dated March 31, 2023 of the obligations represented by the Line of Credit Term Note (the “Line of Credit Guaranties”); and

3.	Commercial Guaranties dated March 31, 2023 of the obligations represented by the Equipment Demand Note (the “Equipment Guaranty” and together with the Construction Guaranties and the Line of Credit Guaranties, the “Guaranties” and each individually a “Guaranty” and the Guaranties together with the Arps Loan Documents, the “Loan Documents”).

C. Borrower and Guarantors defaulted under the Loan Documents as a result of (i) Borrower’s failure to maintain minimum income and cash flow requirements according to the required Debt Service Coverage Ratio; (ii) failure to timely provide compiled quality financial statements within 120 days of fiscal year ending December 31, 2024; (iii) failure to timely complete the Construction Project; and (iv) failure to deposit additional funds to complete the Construction Project (collectively, the “Events of Default”).

D. Borrower and Guarantors acknowledge that Lender has the right to exercise any and all of its available rights and remedies under the Loan Documents, and applicable law and equity, and that Borrower and Guarantors are unconditionally obligated to pay the Obligations (as defined herein) to Lender.

E. Notwithstanding the foregoing, and in connection with the prospective sale of all of Guarantors’ ownership interests in Borrower to Barfresh Food Group, Inc. (“Barfresh”) pursuant to that certain Stock Purchase Agreement dated September 15, 2025 (“Stock Purchase Agreement”), Borrower and Guarantors have requested that Lender forbear from exercising its various rights and remedies against them under applicable law and the Loan Documents. Lender, subject to the terms and conditions of this Agreement, has agreed to so forbear.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1 - ACKNOWLEDGMENTS AND REAFFIRMATIONS

1.1 Acknowledgments. To induce Lender to enter into this Agreement, Borrower and Guarantors acknowledge and agree that: (a) the Loan Documents are legal, valid, and binding obligations of, and enforceable in accordance with their respective terms; (b) the liens on and security interests in any collateral in favor of Lender are valid, legal, binding, and perfected, and nothing contained herein is intended to alter the priority of, or terminate any, lien on or security interest in any collateral in favor of Lender; (c) the Events of Default have occurred, have not been and cannot be cured, are continuing, and are material in nature; (d) to the extent that any of the Loan Documents require: (i) demand being made on any promissory note requiring payment in full upon demand; and/or (ii) notification to Borrower, Guarantors, or any other person of and/or the existence of the Events of Default or an opportunity to cure the Events of Default, demand shall have been deemed made and notification shall have been deemed given and any period for cure is hereby waived by Borrower and Guarantors; (e) but for this Agreement, Lender is entitled to exercise any and all of its rights and remedies under the Loan Documents, at law, and in equity; (f) Borrower and Guarantors do not have any rights of offset, defenses, claims, or counterclaims under the Loan Documents, at law, or in equity with respect to any of the Obligations (as defined herein), all of which are valid and outstanding Obligations of Borrower and Guarantors; (g) nothing contained herein extinguishes, discharges, or releases any of the Obligations or any of the Loan Documents or constitutes an accord, satisfaction, novation, or substitution of any of the Obligations or any of the Loan Documents; (h) Borrower and Guarantors have been represented (or had the opportunity to be represented) by the legal counsel of their choice, understand and are fully aware of the terms and conditions contained in this Agreement, and have voluntarily, without coercion or duress of any kind, entered into this Agreement; (i) the Background section of this Agreement is true and correct in all respects and is hereby incorporated into the text of this Agreement; and G) as a result of the Events of Default, Lender is under no obligation to extend credit to, or for the benefit of, Borrower or Guarantors pursuant to the Loan Documents.

1.2 Acknowledgment of Obligations. Borrower and Guarantors acknowledge and agree that, as of September 1, 2025, the following principal amounts are outstanding under the Loan Documents (in addition to accrued and unpaid interest, fees, and expenses and all other amounts owed to, chargeable by, or otherwise recoverable by Lender under the Loan Documents) (the “Obligations”):

Promissory Note	Principal Balance

Construction Term Note	$2,198,057.81
Line of Credit Term Note	$1,149,570.57
Equipment Demand Note	$541,576.64

1.3 Collateral. The Borrower ratifies, reaffirms, and confirms all of its Obligations and agrees that the liens on and security interests in all collateral granted to Lender under the Loan Documents shall continue in full force and effect as security for all Obligations. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of (a) all present and future Obligations of Borrower to the Lender; (b) all obligations of Borrower and rights of Borrower under the Loan Documents; and (c) all present and future obligations of Borrower to Lender of other kinds, Borrower hereby pledges, mortgages, charges, hypothecates and assigns (by way of security) to Lender, and grants to Lender a continuing security interest in, all of Borrower’s right, title and interest in the Collateral (as defined in the Security Agreements). To the extent the Borrower has granted a security interest to Lender in any or all of the Collateral prior to the date of this Agreement, either pursuant to the Security Agreements or otherwise, this Agreement shall be deemed to be a reaffirmation of the previously granted security interest(s). Borrower acknowledges that this Agreement does not extinguish the liens and security interests created under the Security Agreements and Borrower reaffirms the previously granted security interests thereunder. It is the intention of Borrower and Lender that all existing security interests remain continuously perfected.

1.4 Acknowledgement of Applicability. Borrower and Guarantors acknowledge and agree that the agreement to forbear contemplated by this Agreement (i) apply only between Lender, Borrower, and Guarantors (and each of their permitted successors and assigns) and only to the Loan Documents.

1.5 Good Faith. Borrower and Guarantors acknowledge that Lender and its agents and employees have acted at all times in a fair and reasonable manner and in good faith in connection with their administration and enforcement of the Loan Documents, their dealings with Borrower and Guarantors with respect to the Obligations, and their negotiations in connection with this Agreement.

Section 2- FORBEARANCE

2.1 Forbearance by Lender. Subject to the terms and conditions set forth herein, Lender hereby agrees to forbear in the exercise of its rights and remedies under the Loan Documents, at law, and in equity based on the Events of Default during the Forbearance Period (as defined below), including without limitation, forbearing from (i) accelerating the maturity of any Obligations or initiating proceedings to collect the Obligations, (ii) initiating any involuntary bankruptcy petition with respect to Borrower, or otherwise commencing any insolvency, reorganization, moratorium, receivership, or other similar proceeding against Borrower, (iii) repossessing or disposing of any Collateral, and (iv) initiating any proceeding to enforce the Guaranties.

2.2 Forbearance Period; Termination Date. Effective as of the Effective Date through and until the earlier to occur of (the “Termination Date”): (a) up to 90 days after the Effective Date but in no event later than 5:00 p.m. prevailing Eastern Time on January 1, 2026; and (b) a Forbearance Event of Default (as defined hereinafter) under this Agreement. On the Termination Date, (a) Lender’s agreement to forbear from exercising its rights and remedies under the Loan Documents, at law, and in equity based on the Events of Default will automatically and immediately terminate; and (b) all Obligations may be immediately accelerated and due and payable in full, in each case without presentment, demand, protest, or notice of any kind to the Borrower or Guarantors, all of which are hereby waived by Borrower and Guarantors. Borrower and Guarantors acknowledge that Lender has not made any assurances concerning any possibility of an extension or waiver of the Termination Date. The period beginning on the Effective Date and ending on the Termination Date is referred to herein as the “Forbearance Period.”

Section 3- RELEASE

3.1 Release by Borrower and Guarantors. Borrower and Guarantors, on behalf of themselves and any person or entity claiming by or through them (collectively, the “Releasors”), hereby unconditionally remises, releases, waives, satisfies, acquits, and forever discharges Lender and its present, former, and future parents, predecessors, successors, assigns, assignees, affiliates, subsidiaries, divisions, departments, subdivisions, owners, partners, principals, trustees, creditors, shareholders, joint ventures, co-venturers, officers and directors (whether acting in such capacity or individually), attorneys, vendors, accountants, nominees, agents (alleged, apparent, or actual), representatives, employees, managers, administrators, loan servicers, asset managers, each person acting or purporting to act for it or on its behalf, and the successors and assigns of any such persons, as releasees (collectively, the “Releasees”), of and from any and all manner of actions, causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, promises, warranties, guaranties, representations, liens, mechanics’ liens, judgments, claims, counterclaims, cross-claims, defenses, costs, losses, demands, and/or liabilities whatsoever, including claims for contribution and/or indemnity, whether now known or unknown, past or present, asserted or unasserted, contingent or liquidated, at law or in equity, or resulting from any assignment, if any, which any of the Releasors ever had, now have, may have, or claim to have against any of the Releasees for or by reason of any cause, matter, or thing whatsoever, arising from the beginning of time to the Effective Date (collectively, the “Claims”), including, without limitation, any and all Claims that in any way arise out of, are connected to, are related to, or are in any manner incidental to the dealings or relationships between the Releasors and Releasees related to the Loan Documents, the transactions contemplated thereby, or any actions or omissions in connection therewith. The foregoing release will be construed in the broadest sense possible.

Borrower and Guarantors warrant and represent that they are the sole and lawful owner of all right, title, and interest in and to every Claim being released hereby and they have not assigned, pledged, hypothecated, or otherwise divested or encumbered all or any part of any Claim being released hereby. Borrower and Guarantors hereby agree to indemnify, defend, and hold harmless any and all of the Releasees from and against any Claims asserted against any Releasee based on, or arising in connection with, any such prior assignment or transfer, whether actual or purported. Borrower and Guarantors hereby absolutely, unconditionally, and irrevocably agrees never to commence, prosecute, cause to be commenced or prosecuted, voluntarily aid in any way, or foment any suit, action, or other proceeding (at law, in equity, in any regulatory proceeding, or otherwise) or otherwise seek any recovery against any of the Releasees based on any of the Claims being released hereby. Borrower and Guarantors hereby specifically warrant, represent, acknowledge, and agree that: (a) none of the provisions of this general release shall be construed as or constitute an admission of any liability on the part of any Releasee; (b) the provisions of this general release shall constitute an absolute bar to any Claim of any kind, whether any such Claim is based on contract, tort, warranty, mistake, or any other theory, whether legal, statutory, or equitable; and (c) any attempt to assert any Claim barred by the provisions of this general release shall subject Borrower and Guarantors to the provisions of applicable law setting forth the remedies for the bringing of groundless, frivolous, or baseless claims or causes of action, and Borrower hereby agrees to pay, in addition to such other damages as any Releasee may recover as a result of any such attempt, all attorneys’ fees and costs incurred by any Releasee as a result of any such attempt.

Section 4- FORBEARANCE COVENANTS AND LOAN MODIFICATIONS

4.1 Consent to Change of Borrower Ownership. Notwithstanding the Events of Default and the covenants of the Loan Document prohibiting it, Lender consents to the sale and transfer of Guarantors’ ownership interests in Borrower to Barfresh pursuant to the Stock Purchase Agreement provided that Borrower, Guarantors, and Barfresh close on the Stock Purchase Agreement on or before 5:00 p.m. prevailing Eastern Time on October 3, 2025.

4.2 Payment. Except as modified by this Agreement, Borrower shall continue to pay the Obligations as required by and at the times specified under the Loan Documents.

4.3 Satisfaction of Line of Credit Term Note and Equipment Demand Note. On or before the Execution Date, Borrower shall pay in full all obligations due and owing under the Line of Credit Term Note and the Equipment Demand Note. The Line of Credit and the Equipment Loan shall be closed contemporaneously therewith.

4.4 Modification of Construction Loan Documents. The maturity date of the Construction Term Note is hereby amended to reflect a maturity date of January I, 2026. All references in the remaining Construction Loan Documents to the maturity date of the Construction Loan are hereby amended to reflect a maturity date of January 1, 2026.

4.5 No Advances/Draws. Borrower acknowledges that the Construction Loan is fully drawn and that Lender shall provide no further advances on the Construction Loan.

4.6 Satisfaction of Construction Loan. Within 90 days after the Effective Date, but in no event later than 5:00PM on January 1, 2026, Borrower shall satisfy all obligations due and owing under the Construction Term Note.

4.7 Modification of Guaranties. The Guaranties are hereby amended to provide that each Guarantor’s liability thereunder shall be unconditional, full, and joint and several, regardless of each Guarantor’s percentage of ownership of Borrower and shall be continuing notwithstanding the sale of Borrower’s stock to Barfresh.

4.8 Additional Guaranty. On or before the Execution Date, Barfresh shall execute and deliver to Lender an unconditional and continuing guaranty of the Obligations in a form acceptable to Lender.

4.9 Guarantor Shareholder Loan Repayment. Guarantors agree that until the Obligations are fully satisfied, they shall not accept cash from Barfresh in satisfaction of Barfresh’ s obligation pursuant to paragraph l.3(a) of the Stock Purchase Agreement to satisfy Guarantors’ shareholder loans to Borrower.

4.10 Subordination of Indemnification Security. Guarantors agree that any mortgage granted by Borrower in favor of Guarantors encumbering the Construction Project pursuant to paragraph l .3(b) of the Stock Purchase Agreement shall be subordinate to the lien of the Mortgage and Guarantors shall deliver an executed subordination agreement (“Subordination Agreement”) in form acceptable to Lender.

4.11 Fee. In consideration of Lender’s consents and waivers provided herein, on or before the Execution Date, Borrower shall pay Lender a fee of 50 basis points, which for the avoidance of doubt, equals $10,909.29.

Section 5-REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into this Agreement and as partial consideration for the terms and conditions contained herein, Borrower represents and warrants to Lender that as of the Effective Date:

5.I Organization and Authority. Borrower is duly organized, validly existing, and in good standing under the laws of the state of its organization and has the right, power, and authority and has taken all necessary corporate or other organizational action to duly authorize the execution, delivery, and performance of this Agreement and any of the documents executed in connection herewith.

5.2 Other Consents. No authorization, permit, consent, or approval of, other action by, notice to, or filing, registration, or declaration with any governmental authority or other person is required to be obtained or made by Borrower for the due execution, delivery, and performance of this Agreement or any document executed in connection herewith.

5.3 No Conflict. The execution, delivery, and performance of this Agreement will not conflict with, violate, constitute a default under, or result in a breach of any terms of (a) any law, rule, regulation,judgment, decree, order, agreement, or other requirement applicable to or binding on Borrower, its property or assets, or the operation of its business, which violation, default, or breach would cause a material adverse change; or (b) the organizational documents of Borrower that is an entity.

5.4 Valid and Binding Agreement. Borrower has duly entered into this Agreement, and this Agreement is a legal, valid, and binding obligation of and enforceable in accordance with its terms against the Borrower.

5.5 Compliance with Laws. Borrower is in compliance with all laws, rules, regulations, judgments, decrees, orders, agreements, and other requirements which affect in any way Borrower, its property or assets, or the operation of its business, except for non-compliance which would not likely cause a material adverse change, and have not received and have no knowledge of any order or notice of any governmental investigation or any violation or claim of violation of any law, rule, regulation, judgment, decree, order, agreement, or other requirement applicable to Borrower, its property or assets, or the operation of its business, except for non-compliance which would not likely cause a material adverse change.

5.6 No Untrue or Misleading Statements. Neither this Agreement nor any document, certificate, or statement furnished or to be furnished by or on behalf of Borrower to Lender in connection with this Agreement or the Loan Documents contain or at the time of delivery will contain any untrue statement of a material fact or omits or at the time of delivery will omit to state a material fact necessary in order to make the statements contained therein not misleading.

5.7 No Default. Except for the Events of Default, no default or event of default exists or has occurred and is continuing under any of the Loan Documents, and no violation or event exists which, with the passage of time or the giving or notice or both, would constitute a default or event of default under any of the Loan Documents.

5.8 Liens. Borrower has title to all of its property and assets, real and personal, that constitute collateral for the Obligations.

Section 6- CONDITIONS PRECEDENT

The effectiveness of this Agreement and Lender’s obligations hereunder are conditioned on the satisfaction by Borrower of the following conditions precedent on or before the Execution Date:

6.1 Stock Purchase Agreement Closing. Guarantors and Barfresh shall have closed on the Stock Purchase Agreement on or before October 3, 2025.

6.2 Payoff of Line of Credit Note and Equipment Loan Note. Borrower shall have fully satisfied the Line of Credit Term Note and the Equipment Loan Demand Note.

6.3 Delivery of Documents. Borrower shall have delivered or cause to be delivered to Lender the following, all satisfactory to Lender in form and substance and if requiring signature, then duly executed by all parties thereto:

a. this Agreement;

b. the Subordination Agreement;

c. all other agreements, instruments, or documents or other things reasonably requested by Lender.

6.4 Barfresh Guaranty. Barfresh shall have delivered, or caused to be delivered, to Lender, in form satisfactory to Lender, a duly executed original unconditional and continuing guaranty of the Obligations.

6.5 Costs, Expenses, and Attorneys’ Fees. Borrower shall have paid, in immediately available funds, all outstanding reasonable costs and expenses including, without limitation, reasonable attorneys’ fees and costs (to the extent incurred prior to the Execution Date), of Lender in any way related to this Agreement, the Loan Documents, or the Events of Default.

Section 7-EVENTS OF DEFAULT

Each of the following constitutes an immediate default and event of default (a “Forbearance Event of Default”) under this Agreement and, notwithstanding anything contained in the Loan Documents, including, without limitation, any provision therein requiring Lender to provide the Borrower or any other person with prior notice or an opportunity to cure, an immediate default the Loan Documents:

7.l Payment. Failure of the Borrower to pay any amount as and when due and payable under this Agreement or any of the Loan Documents.

7.2 Representations and Warranties. Any representation or warranty made by the Borrower or Guarantors in this Agreement, in the Loan Documents or any document, certificate, or statement furnished or to be furnished by or on behalf of the Borrower or Guarantors to Lender in connection with this Agreement or the Loan Documents is false or misleading in any material respect as of the date made.

7.3 Covenants. Failure of the Borrower or Guarantors to observe any term, condition, or covenant set forth in this Agreement, in the Loan Documents, except for the Events of Default.

7.4 Agreements Invalid. The validity, binding nature of, or enforceability of any term or provision of this Agreement or the Loan Documents are disputed by, on behalf of, or in the right or name of Borrower or Guarantors or any term or provision of this Agreement or any of the Loan Documents are found or declared to be invalid, avoidable, or unenforceable by any court of competent jurisdiction.

7.5 Insolvency. Borrower or Guarantors (i) files a petition in bankruptcy under the Bankruptcy Code, as it now exists or may be hereafter amended (the “Code”) or an admission seeking relief therein provided; (ii) any bankruptcy or insolvency proceeding is commenced against Borrower or Guarantors and remains undismissed for a period of 30 days; (iii) other than in this Agreement, is unable or admits in writing that either is unable to pay their respective debts as they come due; (iv) makes an assignment for the benefit of creditors; (v) consents to the appointment of a receiver for all or substantially all of its or his property; (vi) fails to have vacated or set aside within 30 days of its entry, an order appointing without a consent a receiver or a trustee for all or a substantial part of its property; (vii) has an order for relief entered against it or him under the Code and not discharged within 30 days; (viii) winds up its affairs, suspends its current business or dissolves or terminates its existence; (ix) dies.

7.6 Judgments. Final judgment for payment of damages in excess of $50,000 (not fully covered by insurance) is entered against Borrower or Guarantors and the same remains undischarged for a period of more than 30 days.

Section 8- REMEDIES

8.1 Remedies. On the Termination Date, Lender shall have, and may exercise, any and all of its rights and remedies set forth herein, under the Loan Documents, in the Guaranties, at law, or in equity.

8.2 Forbearance Events of Default. Upon the occurrence of a Forbearance Event of Default, all Obligations shall, for the purpose of enforcing the Loan Documents, be deemed due and payable notwithstanding the lack of any demand or acceleration hereunder and all of Borrower’s and Guarantors’ obligations under the Loans Documents shall automatically, without any action by Lender and without demand, notice, or legal process of any kind, be due and payable and Lender shall have, and may exercise, any and all of its rights and remedies set forth herein, in the Loan Documents, at law, or in equity.

8.3 Receivership. Without reference to the value of its assets or to its solvency or insolvency, Borrower consents, upon the occurrence of a Forbearance Event of Default, to the immediate appointment, whether by Lender or pursuant to order of any court, of a receiver for any or all of Borrower’s assets, and further agrees to take all necessary steps to immediately, completely, and effectively transfer all of its right, title, and interest in and to the Borrower’s assets to any such receiver, including, without limitation, to transfer or assign all personal property, lists, accounts, intangibles, any licenses or franchises, and deeds for all real property. The appointment of a receiver shall be for the benefit of Lender and such receiver shall be vested with the power to take immediate possession of the Borrower’s assets, to manage same, and to collect any and all rents, issues, profits, accounts, and proceeds thereof, and any and all such rents, issues, profits, accounts, and proceeds, when collected, may be applied toward the payment of the Obligations, and the costs, attorneys’ fees, taxes, insurance, or other items necessary for the protection and preservation of Borrower’s assets, including the expenses of such receivership.

Section 9 - MISCELLANEOUS

9.I Ratification and Confirmation. Borrower and Guarantors hereby ratify and confirm that, except as expressly modified and superseded hereby, all of the terms of the Loan Documents, including, without limitation, all confirmations, acknowledgments, releases, waivers, consents, indemnifications, and jury trial waivers contained in all such documents, remain in full force and effect and, as modified and superseded hereby, are reaffirmed and continue to be legal, valid, and binding Obligations of the Borrower and Guarantors and enforceable in accordance with their respective terms.

9.2 Effect of Agreement; Reservation of Rights. This Agreement (a) is not a waiver of or consent to a modification of any term of any Loan Document, except as expressly set forth herein, and (b) except as expressly set forth herein, does not prejudice any right or rights which Lender now has or may have in the future under or in connection with any Loan Document, at law, or in equity. Lender hereby reserves and preserves, and Borrower hereby acknowledges and agrees that Lender has not waived, Lender’s rights and remedies under the Loan Documents, at law, and in equity with respect to the Events of Default, any Forbearance Event of Default, or any other matters.

9.3 References to Loan Documents. On and after the Effective Date, (i) this Agreement shall be deemed part of the Loan Documents, and (ii) all references to the Loan Documents will be deemed to be references to the Loan Documents as amended or otherwise modified by this Agreement.

9.4 Costs, Expenses and Attorneys’ Fees. Borrower agrees to pay all reasonable fees and out-of-pocket costs and expenses incurred by Lender in connection with the Events of Default or in connection with the negotiation, preparation, administration and/or enforcement of the Loan Documents, this Agreement, any modifications to the Guaranties, and all other matters related thereto, including, without limitation, all reasonable fees and out-of-pocket expenses of counsel for Lender. The foregoing costs, expenses and fees shall survive any termination of this Agreement.

9.5 Conflict. In the event and to the extent of any conflict between the terms of this Agreement and the terms of any Loan Document, the terms of this Agreement with respect thereto will govern.

9.6 Survival of Representations and Warranties. All representations and warranties contained in this Agreement and the Loan Documents survive execution of this Agreement and are material and have been or will be relied on by Lender, and no investigation made by Lender, Borrower, Guarantors, or any other person on the behalf of any of them affects the representations and warranties or the right of Lender to rely on them. No implied representations or warranties are created or arise as a result of this Agreement. For purposes of this section, all statements in any certificate or other writing required by this Agreement or any other document to be delivered to Lender by or on behalf of Borrower or Guarantors are deemed to be representations and warranties contained in this Agreement.

9.7 No Waiver. No failure or delay on the part of Lender in the exercise of any right, power, privilege, or remedy will operate as a waiver thereof, nor will any single or partial exercise of any right, power, privilege, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, privilege, or remedy.

9.8 Notices. All notices, demands, and other communications required or permitted to be given under this Agreement must be given in accordance with the notice provisions of the Loan Documents. Notwithstanding the foregoing, in addition to, rather than in lieu of, the noticing requirements under the Loan Documents, a copy of any notice to Lender required under this Agreement shall be transmitted to:

WesBanco Bank, Inc.

1111 Superior Avenue, Suite 1111.

Cleveland, Ohio 44114

Attn: Mark Bobbitt

9.9 Headings. The headings and underscoring of articles, sections, and clauses have been included herein for convenience only and are not to be considered in interpreting this Agreement.

9.10 Integration and Entire Agreement. This Agreement is specifically limited to the matters expressly set forth herein. This Agreement constitutes the sole, final, and entire agreement of the parties with respect to the subject matter hereof, supersedes any and all prior oral and written communications with respect to the subject matter hereof, and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to any Loan Document.

9.11 Amendment and Waiver. No amendment of this Agreement and no waiver, discharge, or termination of any one or more of the terms or conditions hereof, will be effective unless set forth in writing and signed by Borrower and Lender.

9.12 Successors and Assigns. This Agreement (a) is binding on Borrower, Guarantors, Lender, and their respective nominees, successors, and assigns, and (b) inures to the benefit of the Borrower, Guarantors, Lender, and their respective nominees, successors, and permitted assigns. Notwithstanding the foregoing, Borrower shall not assign its rights hereunder or any interest herein without obtaining the prior written consent of Lender, and any assignment or attempted assignment by Borrower without Lender’s prior written consent will be void and of no effect with respect to Lender.

9.13 Severability of Provisions. Any provision of this Agreement that is held to be illegal, inoperative, unenforceable, void, or invalid in any jurisdiction will, as to that jurisdiction, be ineffective to the extent illegal, inoperative, unenforceable, void, or invalid without affecting the remaining provisions in that jurisdiction or the legality, operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

9.14 Third-Party Beneficiaries. No term of this Agreement is intended to benefit any person other than the Borrower, Guarantors, and Lender, nor will any term be enforceable by any other person, provided, however, that each and every one of the Releasees shall be deemed to be intended third-party beneficiaries of this Agreement.

9.15 Indemnification.

a. If, after receipt of any transfer with respect to or payment of all or any part of the Obligations, Lender is compelled to surrender such transfer or payment to any person for any reason (including, without limitation, a determination that such transfer or payment is void or voidable as a preference or fraudulent conveyance or transfer, an impermissible setoff, or a diversion of trust funds), then (i) each such transfer or payment will be deemed never to have occurred, and the outstanding Obligations will be adjusted accordingly; (ii) this Agreement and the Loan Documents will continue in full force and effect; and (iii) Borrower will be liable for and shall indemnify, defend, and hold harmless Lender with respect to the full amount so surrendered.

b. The provisions of this section will survive the termination of this Agreement and will be and remain effective notwithstanding the payment to Lender of any or all of the Obligations, the cancellation of any of the Loan Documents, the release of any lien or security interest securing the Obligations, or any other action which Lender may have taken in reliance on the receipt of such payment. Any cancellation of any of the Loan Documents, release of any lien or security interest securing the Obligations, or other such action will be deemed to have been conditioned on any payment of any or all of the Obligations having become final and irrevocable.

9.16 Further Assurances. On the request of Lender and at the sole expense of Borrower, Borrower hereby agrees to promptly and duly execute and deliver or have recorded such further agreements, instruments, or documents and take such further actions as Lender may reasonably request to effectuate the terms and conditions and purposes of this Agreement.

9.17 Governing Law. This Agreement and the rights and obligations of the parties hereunder are to be construed and interpreted in accordance with and governed by the internal laws of the State of Ohio without reference to conflict of laws principles and irrespective of the governing law clauses in any of the Loan Documents.

9.18 Counterparts. This Agreement may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which will be deemed an original and all of which taken together will constitute one and the same agreement, and this Agreement will be binding on all of the parties hereto, even though such parties do not sign the same signature page. Signatures transmitted electronically or by telecopy will be deemed original signatures.

9.19 Course of Dealing. Acceptance of or acquiescence by Lender in a course of performance or course of dealing rendered or taken under or with respect to this Agreement or any of the Loan Documents will not be relevant in any respect to determine the Obligations or meaning of this Agreement or any of the Loan Documents, even though Lender had knowledge of the nature of the performance and opportunity for objection.

9.20 Communications Inadmissible as Evidence. The parties to this Agreement acknowledge that the purpose of this Agreement is to facilitate the resolution of the existing defaults in payment of the Obligations and that, consistent with that purpose, no part of any oral or written communications between Borrower or Guarantors and Lender regarding the transactions contemplated in this Agreement, exclusive of this written Agreement itself (collectively, “Communications”), shall be utilized or deemed to be admissible as evidence in any litigation involving Borrower, Guarantors, or Lender. Communications shall be deemed to constitute “compromise negotiations,” and not to constitute evidence that is “discoverable,” as those phrases are used in the Federal Rules of Evidence and any applicable state rules of evidence, and no Communications shall be deemed to constitute evidence that is otherwise admissible for any other purpose.

9.21 Adequate Representation. Each of the Parties to this Agreement have had the opportunity to consult with legal counsel of their choice, understand and are fully aware of the terms contained in this Agreement and have voluntarily, without coercion or duress of any kind, entered into this Agreement and the documents executed in connection with this Agreement. Borrower acknowledges that certain waivers and consents contained herein constitute a material inducement for Lender to enter into this Agreement and Borrower has been fully advised of the consequences of such provisions by its counsel. Borrower acknowledges, understands and agrees that Lender has not provided, and is not providing, any tax, accounting or legal advice to them and/or their legal advisors and that Lender makes no representations regarding any tax obligations or consequences related to or arising from this Agreement.

9.22 Construction. This Agreement has been entered into by parties who are experienced in sophisticated and complex matters similar to the transactions contemplated hereby and are being entered into by the parties in reliance upon the economic and legal bargains contained herein and in the Loan Documents and shall be interpreted and construed in a fair and impartial manner, without regard to such factors as the party that prepared the instrument, the relative bargaining powers of the parties, or the domicile of any party, but shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties to this Agreement.

9.23 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OBLIGATIONS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHERPARTYWOULDNOT, INTHEEVENTOFLITIGATION, SEEKTOENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.24 Warrant of Attorney. The undersigned authorizes any attorney at law to appear in any court of record in the State of Ohio or in any other state or territory of the United States of America after an event of default under the Loan Documents or a Forbearance Event of Default, whether by acceleration or otherwise, to waive the issuing and service of process, and to confess judgment against Borrower and Guarantors in favor of Lender for the amount then appearing due together with costs of suit, and thereupon to waive all errors and all rights of appeal and stays of execution. The undersigned waives any conflict of interest that an attorney hired by Lender may have in acting on Borrower’s or Guarantors’ behalf in confessing judgment against Borrower or Guarantors while such attorney is retained by Lender. Borrower and Guarantors expressly consent to such attorney acting for them in confessing judgment and to such attorney’s fees being paid by Lender or deducted from the proceeds of the collection of the Obligations or collateral security therefor. The foregoing warrant of attorney shall survive any judgment and if any judgment shall be vacated for any reason, the warrant of attorney nevertheless may thereafter be used to obtain an additional judgment or judgments.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first stated above.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND A COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON ITS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

WESBANCO BANK, INC.

By:	/s/ Mark Bobbitt
Mark Bobbitt, Senior
Vice President & Regional Commercial CRU Officer
Date:	10/1/25

ARPS DAIRY, INC.

By:	/s/ Lambertus M. VanderMade
Lambertus M. VanderMade, its
Chief Executive Officer
Date:	10/1/25

By:	/s/ Lambertus M. VanderMade
LAMBERTUS M. VANDERMADE
Date:	10/1/25

By:	/s/ Tina R. VanderMade
TINA R. VANDERMADE
Date:	10/1/25

By:	/s/ David A. Reiser
DAVID A. REISER
Date:	10/1/25

By:	/s/ Brant C. Darnell
BRANT C. DARNELL
Date:	10/1/25